                                                                  EXHIBIT (l)(2)

AIG AMERICAN
      GENERAL

                                                        WAYNE BARNARD, FSA, MAAA
                                                        Senior Vice President

                                 April 25, 2003

American General Life Insurance Company
2727-A Allen Parkway
Houston, Texas 77019

Ladies and Gentlemen:

     This opinion is furnished in connection with the filing of the Registration Statement on Form N-6 by American General Life Insurance Company Separate Account VL-R (the "Separate Account") and American General Life Insurance Company ("AGL") covering an indefinite number of units of interests in the Separate Account. Net premiums received under AGL's Platinum Investor II flexible premium variable life insurance policies (the "Policies") to be offered by AGL may be allocated by AGL to the Separate Account as described in the Prospectus forming a part of the Registration Statement.

     I am familiar with the Policies' provisions. I am also familiar with the description contained in the Prospectus. In my opinion:

     The table of cost of insurance rates, set forth under "Tables of Charges" in the Prospectus, contains both the current and guaranteed rates to be used for these Policies for persons of illustrative ages. These rates have not been designed so as to make the relationship between current and guaranteed rates more favorable for persons of the ages illustrated than for persons at other ages or different gender.

     I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ WAYNE A. BARNARD
                                            ------------------------------
                                            Wayne A. Barnard
                                            Senior Vice President


                        AMERICAN GENERAL LIFE COMPANIES
                  Member of American International Group, Inc.

         2727-A Allen Parkway . Houston, TX 77019-2155 . 713.831.3246 .
                   Fax 713.342.7550 . wayne_barnard@aigag.com